OPINION OF FRIED, FRANK, HARRIS,
                        SHRIVER & JACOBSON AS TO TAX MATTERS

                                                  May 20, 1997
Farmer Mac Mortgage Securities Corporation
919 18th Street, N.W.
Washington, D.C.  20006

            Re:   Farmer Mac Mortgage Securities Corporation
                  Registration Statement on Form S-3

Ladies and Gentlemen:

      We are acting as special counsel to the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States ("Farmer Mac"), and Farmer Mac Mortgage Securities Corporation, a Delaware corporation and a wholly owned subsidiary of Farmer Mac (the "Registrant"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "Act"), for registration of certain Guaranteed Agricultural Mortgage-Backed Securities (the "Certificates") issued pursuant to a Trust Agreement among Farmer Mac, the Registrant and the trustee named therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

      In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of Farmer Mac and the Registrant, (iii) examined such certificates of public officials, officers or other representatives of Farmer Mac and the Registrant, and other persons, and such other documents, and (iv) reviewed such information from officers and representatives of Farmer Mac and the Registrant and others, as we have deemed necessary or appropriate for the purposes of this opinion.

      We have advised the Registrant with respect to certain federal income tax consequences of an investment in the Certificates. This advice is summarized under the caption "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus, which is part of the Registration Statement. Such statements do not address the federal income tax consequences of an investment in the Certificates applicable to all categories of investors, but with respect to those tax consequences which are discussed, in our opinion, such statements fairly summarize those federal income tax consequences in all material respects.

      The opinion expressed herein is limited to the federal laws of the United States of America. We assume no obligations to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts herein after the date hereof.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to a reference to this firm under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                Very truly yours,


                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON